                                  Exhibit 23.

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-68494) of Carmike Cinemas, Inc. and in the related Prospectus of our report dated February 7, 1994, with respect to the consolidated financial statements and schedules of Carmike Cinemas, Inc. included or incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1993.


                                                            Ernst & Young LLP
Columbus, Georgia
October 12, 1994